THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Third Amendment to Amended and Restated Credit Agreement (the "Amendment") dated as of September 12, 2000 (but effective as of August 14,
2000), by and between Badger Paper Mills, Inc. (individually and as successor by merger to Badger Paper Mills Flexible Packaging Division, Inc.) (the "Borrower"), the Lenders, and Harris Trust and Savings Bank, as Agent (the "Agent"); W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered an Amended and Restated Credit Agreement dated as of January 29, 1999, as previously amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 31, 1999 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of March 9, 2000 (said Amended and Restated Credit Agreement as so amended being referred to herein as the "Credit Agreement"); and

     WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended effective as of August 14, 2000 as follows:


                                    ARTICLE 1
                                   AMENDMENTS

     1.1 Sections 7.6, 7.8 and 7.12 of the Credit Agreement shall each be amended in its entirety and as so amended shall be restated to read as follows:

                 Section 7.6. Fixed Charge Coverage Ratio. Badger shall
            not, as of the last day of each fiscal month of Badger ending during each of the periods specified below, permit the ratio of
            (x) EBITDA for the twelve fiscal months of Badger then ended minus Capital Expenditures during such period to (y) Fixed Charges for the same twelve fiscal months then ended to be less than:

                                                              FIXED CHARGE
                                                             COVERAGE RATIO
                                                              SHALL NOT BE
            FROM AND INCLUDING      TO AND INCLUDING           LESS THAN:

            June 30, 2001         September 29, 2001          1.00 to 1.00

            September 30, 2001    At all times thereafter     1.15 to 1.00


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                 Section 7.8. Leverage Ratio. Badger will not, as of the
            last day of each fiscal month of Badger ending during the periods specified below, permit the Leverage Ratio to be more than:

                                                             LEVERAGE RATIO
                                                              SHALL NOT BE
            FROM AND INCLUDING      TO AND INCLUDING           MORE THAN:

            June 30, 2001         September 29, 2001          4.00 to 1.00

            September 30, 2001    At all times thereafter     3.75 to 1.00

                 Section 7.12.Capital Expenditures. Badger will not, nor
            will it permit any Subsidiary to, expend or become obligated for Capital Expenditures in an aggregate amount for Badger and the Subsidiaries in excess of the following:

            Fiscal Year 2000.................................. $2,500,000
            Fiscal Year 2001.................................. $2,700,000
            and each fiscal year thereafter

     1.2 Section 7 of the Credit Agreement shall be amended by adding thereto a new Section 7.24 which reads as follows:

                 "Section 7.23. Minimum EBITDA. Badger shall not, as of the last day of each calendar month specified below, permit EBITDA for the period commencing on July 1, 2000 to and including the last day of such calendar month to be less than the amount specified below:

            CALENDAR MONTH                 EBITDA SHALL NOT BE LESS THAN:

            July, 2000                                ($145,000)

            August, 2000                               $210,000

            September, 2000                            $645,000

            October, 2000                            $1,080,000

            November, 2000                           $1,515,000

            December, 2000                           $1,940,000


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            January, 2001                            $2,290,000

            February, 2001                           $2,640,000

            March, 2001                              $3,000,000

            April, 2001                              $3,350,000

            May, 2001                                $3,700,000

            June, 2001                               $4,050,000

     1.3 The definition of each of "Consolidated Net Income", "EBITDA" and "Eurodollar Margin" appearing in Section 10 of the Credit Agreement are hereby amended in their respective entireties and as so amended shall be restated to read as follows:

            "Consolidated Net Income" means, with reference to any period, the net income (or net loss) of Badger and its Consolidated Subsidiaries for such period as computed on a consolidated basis in accordance with generally accepted accounting principles, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and losses, also excluding any taxes on such extraordinary profits and any gains or losses on the Borrowers' Marketable Securities.

            "EBITDA" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrowers and their Subsidiaries; provided, however, that the foregoing calculation of EBITDA shall exclude the amount actually incurred by Badger (but in no event to exceed $50,000) during its fiscal year 2000 in connection with severance paid by Badger to its former employees.

            "Eurodollar Margin" means

                 (i) 1.25% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month

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            preceding such Pricing Period shows a Leverage Ratio of less than 2.25 to 1.00;

                 (ii) 1.50% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio of greater than or equal to 2.25 to 1.00 and less than 2.75 to 1.00;

                 (iii) 1.75% for any Pricing Period the Compliance
            Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00;

                 (iv) 2.25% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio greater than or equal to 3.25 to 1.00 but less than 3.75 to 1.00;

                 (v) 2.75% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio greater than or equal to 3.75 to 1.00 but less than 4.75 to 1.00; and

                 (vi) 3.25% for any Pricing Period the Compliance Certificate delivered by Badger for the second fiscal month preceding such Pricing Period shows a Leverage Ratio greater than or equal to 4.75 to 1.00 or for which Badger has not delivered a Compliance Certificate as required by Section
            7.6 hereof.

     1.4 Section 10 of the Credit Agreement is hereby amended by adding thereto the following new definition:

             "Change of Control" means any of (a) the acquisition by
            any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 50% or more of the outstanding capital stock of Badger on a fully-diluted basis, or (b) the failure of individuals who are members of the board of directors of Badger on August 14, 2000 (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on August 14, 2000 or previously so approved) to constitute a majority of the board of directors of Badger.


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     1.5    Section 8.1 of the Credit Agreement is hereby amended by (i)
striking the word "or" appearing at the end of Subsection (k) thereof, (ii) striking the period appearing at the end of Subsection (l) thereof and substituting therefor the word "or" and (iii) adding thereto a new Subsection
(k) which reads as follows:

            (k)  a Change of Control shall occur.


                                   ARTICLE II
                          RELEASE OF INVESTMENT ACCOUNT

     2.1 The Borrower has requested the Bank to release the lien on the Borrower's investment account number 15-029661-1-CR13 maintained with Robert W. Baird & Co. granted to the Bank pursuant to that certain Security Agreement Re:
Investment Account dated as of December 31, 1994 (the "Security Agreement Re:
Investment Account"), from the Borrower to the Bank. Accordingly, upon satisfaction of the conditions precedent set forth in Article III hereof, the Bank hereby releases the lien granted pursuant to the Security Agreement Re:
Investment Account.


                                   ARTICLE III
                                     WAIVER

     3.1 The Borrower has informed the Bank that it was not in compliance with Section 7.6 of the Credit Agreement for each of the fiscal months ending April 30, 2000, May 31, 2000, June 30, 2000 and July 31, 2000, and was not in
compliance with Section 7.8 of the Credit Agreement for each of the fiscal months ending on May 31, 2000, June 30, 2000 and July 31, 2000 (collectively, the "Existing Defaults"). The Borrower has requested that the Bank waive the Existing Defaults. Accordingly, the Bank hereby waives the Existing Defaults; provided, however, that the waiver contained in this Article III is limited to the matters set forth herein, and the Borrower agrees that it remains obligated to comply with the terms of the Credit Agreement and the other Loan Documents, including Sections 7.6 and 7.8 of the Credit Agreement and that the Bank shall not be obligated in the future to waive any provision of the Credit Agreement or the other Loan Documents.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     3.1 This Amendment shall become effective as of August 14, 2000 on the date that each of the following conditions precedent have been met:

                 (a) the Agent shall have received counterparts hereof
            executed by the Borrower and the Required Lenders;

                 (b) the Agent shall have received (i) a certificate of
            the Secretary of the Borrower dated the date of this Amendment certifying that attached thereto is a true and

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            complete copy of resolutions adopted by the Board of
            Directors of the Borrower, authorizing the execution, delivery and performance of this Amendment and certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and (ii) such supporting documents as the Agent may reasonably request;

                 (c) the Agent shall have received for its own account
            an amendment fee in an amount equal to $80,000; and

                 (d) not later than 21 days following the date of this
            Amendment, Agent shall have received fully executed landlord's waivers for each of the Borrower's leased collateral locations including without limitation the locations known as K&K Warehouse, 3100 Woleske Road, Marinette, Wisconsin 54143 and McDermid Warehousing, 160 Hanks Marks Drive, P.O. Box 121, Oconto Falls, Wisconsin 54154, each in form and substance satisfactory to the Agent and its counsel.

Upon satisfaction of the conditions set forth in Article III hereof, this Amendment shall become effective as of August 14, 2000.


                                ARTICLE V
                              MISCELLANEOUS

     4.1. To induce the Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Agent and the Banks that: (a) the representations and warranties contained in the Loan Documents, as amended by the Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (b) after giving effect to this Amendment, no Event of Default or Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower, and the Credit Agreement, as amended by the Amendment, and each of the other Credit Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by any Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended by the Amendment, or any other Credit Document to which they are a party.

     4.2. The Borrower acknowledges and agrees that all of the Collateral Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. The Borrower further acknowledges and agrees that


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the Borrower's obligations owing under the Applications and the Letters of
Credit shall constitute Secured Obligations as defined under the Collateral Documents. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. The Borrower further agrees to execute and deliver any and all instruments or documents as may be required by the Lenders to confirm any of the foregoing.

     4.3. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     4.4. Except as specifically provided above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Agent or any Bank under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver or modification of any provision of any of the other Loan Documents.

     4.5. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


     Dated as of the date first above written.

                                        BADGER PAPER MILLS, INC.



                                        By:       /s/
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Accepted and agreed to as of the date and year first above written.


                                        HARRIS TRUST AND SAVINGS BANK,
                                         individually and as Agent



                                        By:      /s/
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